UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2011

ACCELRYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27188	33-0557266
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

10188 Telesis Court, San Diego, California 92121-4779

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 28, 2011, Symyx Technologies, Inc. (“Symyx”), a wholly owned subsidiary of Accelrys, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Intermolecular, Inc. (“IM”). Symyx is currently a stockholder of IM, holding 7,936,409 shares of IM common stock on an as-converted to common stock basis as of July 15, 2011. By virtue of its stock ownership, pursuant to a voting agreement, Symyx is also entitled to appoint one member of the IM board of directors.

Pursuant to the terms of the Purchase Agreement, if certain closing conditions (which, as described in greater detail below, are highly uncertain and not within the control of the Company or Symyx) are satisfied, Symyx will be obligated to: (i) terminate all royalty obligations of IM accruing after December 31, 2011 pursuant an existing Alliance Agreement and an existing Collaborative Development and License Agreement between Symyx and IM; and (ii) transfer to IM, subject to a license grant back to Symyx, certain patents relating to Symyx’s legacy high-throughput research business.

As consideration for the foregoing, IM is obligated to: (i) use its commercially reasonable efforts to allow Symyx to be included as a selling stockholder in IM’s initial public offering (the “IPO”) with respect to not less than all of the IM shares held by Symyx (and Symyx is obligated to sell such shares); (ii) to the extent the gross proceeds from Symyx’s sale of all of its IM shares in the IPO are less than $67 million, issue a secured promissory note to Symyx upon the consummation of the IPO in an amount equal to such shortfall; and (iii) reimburse Symyx for 50% of the underwriting discounts and commission payable by Symyx with respect to the sale of such shares in the IPO. The promissory note, if issued, would have a term of 24 months and an interest rate equal to 4%. Such note would be payable in quarterly installments in an amount equal to the greater of $500,000 per quarter or the amount of accrued interest for such quarter, with a balloon payment due at maturity, if applicable. Such note would also be pre-payable by IM at any time without penalty or premium and would be secured by a proportionate amount of IM’s tangible personal property, excluding intellectual property.

In addition, pursuant to the Purchase Agreement, IM agreed to continue to sublicense from Symyx its rights to certain patents and to assume certain royalty and license fee obligations relating thereto.

The closing of the transactions contemplated by the Purchase Agreement is subject to a number of customary conditions. In addition, however, the closing is also subject to the consummation of the IPO and the sale of all of Symyx’s IM shares in such IPO. While IM filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 relating to the IPO on July 29, 2011, the Purchase Agreement expressly provides that IM has the sole and absolute right to terminate or withdraw such registration statement. Additionally, as with any public offering of securities, market conditions may delay or prevent the consummation of the IPO. Accordingly, there can be no assurance that an IPO will be completed in a timely manner or at all. Furthermore, pursuant to the terms of the Purchase Agreement, the underwriters for the IPO are entitled to exclude Symyx from the IPO as a selling stockholder in the event that they determine that marketing factors require a limitation of the number of shares to be underwritten, meaning that there can be no assurance that the closing of the transactions contemplated by the Purchase Agreement will occur even if the IPO is consummated.

In addition, the Purchase Agreement may be terminated: (i) by mutual written consent of Symyx and IM; (ii) by either Symyx or IM, in the event that the closing has not occurred prior to July 1, 2012; or (iii) by Symyx, in the event that Symyx has been excluded from the IPO as a selling stockholder. Upon a termination of the Purchase Agreement, the existing contractual relationships between Symyx and IM (including IM’s royalty obligations pursuant the existing Alliance Agreement and existing Collaborative Development and License Agreement between Symyx and IM) would remain in place, subject to certain waivers granted by Symyx as a stockholder of IM to allow for the IPO to occur prior to July 1, 2012.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to the potential consummation of the IPO, the sale by Symyx of its IM shares in the IPO and the closing of the transactions contemplated by the Purchase Agreement. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and Symyx and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include but are not limited to the ability of IM to terminate or withdraw the registration statement for the IPO in its sole and absolute discretion, the fact that market conditions may delay or even prevent the consummation of the IPO and the ability of IM and its underwriters for the IPO to exclude Symyx from the IPO as a selling stockholder based on marketing factors, which in each case could delay or prevent the closing of the transactions contemplated by the Purchase Agreement. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the Company’s Transition Report on Form 10-KT for the transition period ended December 31, 2010, which was filed with the SEC on May 3 2011, under the heading “Item 1A—Risk Factors” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Asset Purchase Agreement, dated as of July 28, 2011, by and between Symyx Technologies, Inc. and Intermolecular, Inc.*

*	All exhibits, schedules and similar attachments to this exhibit have been omitted. Copies of such exhibits, schedules and similar attachments will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ Michael A. Piraino
Michael A. Piraino
Executive Vice President and Chief Financial Officer

Date: July 29, 2011